                                                                     EXHIBIT 4.6

                                WARRANT AGREEMENT


         This Warrant Agreement is entered into this ___ day of November, 2003 (as amended, supplemented or modified from time to time, this "WARRANT AGREEMENT") by and between NAVARRE CORPORATION, a Minnesota corporation (together with its successors and permitted assigns, the "ISSUER"), and HILCO CAPITAL LP, a Delaware limited partnership (together with its successors and permitted assigns, the "HOLDER").

                                    RECITALS

         A. Pursuant to that certain Credit Agreement dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), between the Holder and the Issuer, Holder has agreed to lend to the Issuer and its Affiliates (as defined below) up to $6,000,000 on the terms and conditions set forth in the Credit Agreement as further evidenced by the Note (as defined in the Credit Agreement);

         B. The Issuer will derive significant benefits as a result of the Holder making the Loan (as defined in the Credit Agreement) to the Issuer and its Affiliates; and

         C. In order to induce the Holder to make the Loan to the Issuer and its Affiliates, the Issuer has agreed to issue to the Holder the Warrants hereinafter described.

         Now, therefore, in consideration of the premises the parties hereto agree as follows:

                                    AGREEMENT

         1. DEFINITIONS. As used in this Warrant Agreement, unless otherwise defined herein, terms defined in the Credit Agreement (as in effect on the date hereof, whether or not the Credit Agreement is thereafter terminated or expires according to its terms) shall have such defined meanings when used herein and the following terms shall have the following meanings, unless the context otherwise requires:

         "AFFILIATE" shall mean any Person controlling, controlled by or under common control with another Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of any Person, whether through ownership of equity interests, by contract or otherwise. Without limiting the generality of the foregoing, solely for purposes of this Warrant Agreement and the Warrants, each of the following shall be an Affiliate: any officer, director, employee or other agent of a Person, any stockholder, member or subsidiary of a Person, and any other Person with whom or which a Person has common stockholders, officers or directors.

         "CLOSING DATE" shall mean the date of the closing of the Credit Agreement.

         "COMMISSION" shall mean the Securities and Exchange Commission.


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         "COMMON STOCK" shall mean the shares of the Issuer's Common Stock, no par value, and shall include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "EXEMPTED SECURITIES" shall mean (a) the Warrants, (b) the Warrant Shares and (c) the Plan Shares.

         "EXPIRATION DATE" shall mean five (5) years from the Closing Date; which shall be November ___, 2008.

         "EXERCISE PRICE" shall mean the exercise price of a Warrant as set forth in the Warrant Certificate evidencing such Warrant; provided, however, that the Exercise Price is subject to adjustment pursuant to the provisions of
Section 12(a) hereof.

         "FAIR MARKET VALUE" of a share of Common Stock on any date shall be determined in a reasonably prompt manner and shall be calculated under clause
(a) or (b) below, as applicable:

         (a) (i) the closing price of the Common Stock as of the date in question under this Warrant, or, if no closing price is available on that date, then the closing price on the immediately preceding business day on which there is a closing price, if such security is listed or admitted for trading on any domestic national securities exchange, as officially reported on the principal securities exchange on which the Common Stock is listed; or (ii) if not reported as described in clause (i), the closing sale price of the Common Stock as of the date in question under this Warrant, or, if no closing sale price is available on that date, then the closing sale price on the immediately preceding business day on which there is a closing sale price, as reported by The Nasdaq Stock Market, or any other system of automated dissemination of quotations of securities prices then in common use, if so quoted; or

         (b) if the closing price of the Common Stock is neither reported as described in clause (a)(i) above, nor quoted as described in clause (a)(ii) above, then the Fair Market Value shall be the higher of (i) the Fair Market Value determined by the Company's Board of Directors in good faith and on a reasonable basis; and (ii) the Fair Market Value determined in accordance with the appraisal procedure set forth in clause (c) below.

         (c) Issuer and Holder shall, acting reasonably and in good faith, mutually select a single Qualified Appraiser. Such Qualified Appraiser shall determine the value of the Warrant Shares, assuming a sale thereof between a willing buyer and a willing seller, both of whom have full knowledge of the financial and other affairs of Issuer, and neither of whom is under any compulsion to sell or to buy. The decision of the Qualified Appraiser shall be final and binding on all parties. The Fair Market Value of the Warrant Shares shall not be discounted by virtue of the illiquid nature of such shares or the fact that such shares do not constitute a majority of the Common Stock outstanding. Instead, for purposes of the appraisal, the Warrant Shares shall be deemed to have been sold as part of a transaction in which 100% of the Common Stock outstanding on a Fully Diluted


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Basis has been sold to a single purchaser. The fees and expenses of the
Qualified Appraiser shall be borne by Holder. In the event that Holder and Issuer are unable to mutually agree on a Qualified Appraiser within thirty (30) days following either party's request for a determination of Fair Market Value or any event that requires such determination, then Fair Market Value shall be determined pursuant to binding arbitration commenced in Chicago, Illinois within thirty (30) days following the expiration of the aforementioned 30-day period, pursuant to the commercial arbitration rules of the American Arbitration Association, before a single independent arbitrator mutually selected by Issuer and Holder; provided, that upon the written notification of either party, the arbitration shall be conducted before a panel of three arbitrators, one each selected by Holder and Issuer, respectively, and the third appointed jointly by the two arbitrators selected by the parties. All fees, costs and expenses of such arbitration shall be borne by Holder.

         "FULLY DILUTED BASIS" shall mean, at any time, without duplication, the number of outstanding shares of Common Stock, after giving effect to (a) all shares of Common Stock actually outstanding at the time of determination, (b) all shares of Common Stock issuable upon the exercise of any option, warrant (including, without limitation, the Warrants) or similar right outstanding at the time of determination, and (c) all shares of Common Stock issuable upon the exercise of any conversion or exchange right contained in any security outstanding at the time of determination and convertible into or exchangeable for shares of Common Stock, as computed pursuant to Issuer's most recent Annual Report on Form 10-K filed with the SEC, or if no Form 10-K has been filed with the SEC in the last twelve (12) months, the Company's most recent annual audited financial statement.

         "NON-PUBLIC WARRANT SHARES" shall mean Warrant Shares that have not been sold to the public and bear the legend set forth in subsection 15(b). This term shall include any securities into which Non-Public Warrant Shares are converted, unless such securities are "margin securities" as that term is construed under federal securities laws.

         "PERSON" shall mean an individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, government or any agency or political division thereof, or any other entity.

         "PLAN SHARES" shall have the meaning set forth in Section 17.

         "QUALIFIED APPRAISER" shall mean an independent, experienced appraiser who is employed by a nationally or regionally recognized investment banking, accounting or similar firm that is experienced in providing equity valuation services as part of its regular business.

         "REGISTRABLE SECURITIES" shall mean (a) any issued and outstanding Non-Public Warrant Shares and any Non-Public Warrant Shares which may be acquired by the Warrant Holders upon exercise of the Warrants and (b) any other securities of the Issuer (or any successor or assign of the Issuer, whether by merger, consolidation, sale of assets or otherwise) which may be issued or issuable to the Warrant Holders with respect to, in


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the exchange for, or in substitution of, the Warrants and/or the Registrable
Securities referenced in clause (a) above by reason of any dividend or stock split, combination of shares, merger, consolidation, recapitalization, reorganization, sale of assets or similar transaction. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities for so long as (i) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities may be sold to the public pursuant to Rule 144(k) (or any similar provisions then in force) under the Securities Act or
(iii) such securities shall have ceased to be outstanding.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SUBSIDIARY" shall mean, with respect to a Person, any other Person of which the outstanding capital stock, membership interest or other equity interest possessing a majority of the voting power is owned or controlled by such Person directly or indirectly through one or more Subsidiaries.

         "TRIGGERING EVENT" shall mean any of the following events: (a) a "Change of Control" (as such term is defined in the Credit Agreement), (b) any combination, consolidation or merger between the Issuer and any Person, unless
(i) the Issuer is the surviving entity and (ii) the holders of Common Stock immediately prior to such transaction hold, immediately after such transaction, at least a majority of the equity securities of Issuer, or (c) sale of all or substantially all of the assets of the Issuer in one or a series of related transactions.

         "VALIDLY ISSUED" shall mean, with respect to any shares of Common Stock, that such stock has been validly issued and is fully paid and nonassessable.

         "WARRANT CERTIFICATE" shall mean a certificate evidencing one or more Warrants, substantially in the form of Exhibit A attached hereto, with such changes therein as may be required to reflect any adjustments made pursuant to
Section 12 hereof and any other terms of this Warrant Agreement.

         "WARRANT HOLDER" shall mean the Holder or an Affiliate thereof and such other Persons to whom the Holder or an Affiliate thereof transfers Warrants in compliance with the terms of this Warrant Agreement, and for purposes of Section 16 shall include holders of Non-Public Warrant Shares.

         "WARRANT OFFICE" shall mean the office or agency of the Issuer at which the Warrant Register shall be maintained and where the Warrants may be presented for exercise, exchange, substitution and transfer, which office or agency will be the office of the Issuer at 7400 49th Avenue North, New Hope, Minnesota 55428, which office or agency may be changed by the Issuer pursuant to notice in writing to the Persons named in the Warrant Register as the holders of the Warrants.

         "WARRANT REGISTER" shall mean the register, substantially in the form of Exhibit B attached hereto, maintained by the Issuer at the Warrant Office.


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         "WARRANTS" shall mean, collectively, the warrants issued pursuant to this Warrant Agreement entitling the record holders thereof to purchase from the Issuer (i) 320,000 shares of Common Stock at an Exercise Price of $2.88 per share and (ii) subject to the provisions of Section 3 hereof, 55,000 shares of Common Stock at an Exercise Price per share equal to the Fair Market Value of the Issuer's Common Stock on the Closing Date.

         "WARRANT SHARES" shall mean the shares of Common Stock issued or issuable upon exercise of the Warrants, as the number of such shares may be adjusted from time to time pursuant to the Warrant Certificate or this Warrant Agreement.

         2. REPRESENTATIONS AND WARRANTIES. The Issuer hereby represents and warrants on November __, 2003, as follows:

                  (a) The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, has the corporate power and authority to conduct its business as currently conducted, has the corporate power and authority to execute and deliver this Warrant Agreement and the Warrant Certificates, to issue the Warrants and to perform its obligations under this Warrant Agreement and the Warrant Certificates, has the corporate power and authority and legal right to own and lease its properties and is duly qualified and in good standing as a foreign corporation in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification, except where failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Issuer and its Subsidiaries taken as a whole.

                  (b) The execution, delivery and performance by the Issuer of this Warrant Agreement and the Warrant Certificates, the issuance of the Warrants and the issuance of the Warrant Shares upon exercise of the Warrants have been duly authorized by all necessary corporate action and do not and will not violate, or result in a breach of, or constitute a default under, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any of the assets of the Issuer pursuant to, any law, statute, ordinance, rule, regulation, order or decree of any court, governmental body or regulatory authority or administrative agency having jurisdiction over the Issuer or its Subsidiaries or the Issuer's Articles of Incorporation or any contract, mortgage, loan agreement, note, lease or other instrument binding upon the Issuer or its Subsidiaries or by which any of their respective properties are bound.

                  (c) This Warrant Agreement and the Warrant Certificates executed and delivered on the date hereof have been duly executed and delivered by the Issuer. This Warrant Agreement, the Warrant Certificates and the Warrants constitute legal, valid, binding and enforceable obligations of the Issuer, except as enforceability may be limited by the application of bankruptcy, insolvency, moratorium, or similar laws affecting the rights of creditors generally by equitable principles or by judicial limitations on the right of specific performance, and except as the enforceability of the indemnification or contribution provisions hereof may be determined to be unenforceable as against public policy or under applicable securities laws. The Warrant Shares, when issued upon exercise of the Warrants in accordance with the terms hereof, will be duly


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authorized and Validly Issued. The Warrant Shares have been duly authorized and reserved for issuance upon exercise of this Warrant, and upon such exercise, will be validly issued, fully paid and nonassessable, free from all taxes, liens and charges with respect to the issue thereof, and will not be subject to preemptive rights or other similar rights of shareholders of the Company.

                  (d) The authorized capital stock of Issuer, prior to completion of the BCI (as defined below) acquisition, consists of 110,000,000 shares of Common Stock, no par value per share, of which 21,616,187 shares are currently issued and outstanding, and 10,000,000 shares of preferred stock (of which 1,750,000 shares have been designated as either Class A or Class B Convertible Stock), of which no shares are currently issued or outstanding. Except for the Warrants, and except (i) as set forth on the Issuer's most recent Annual Report on Form 10-K filed June 30, 2003 and (ii) for options granted under the Navarre Corporation 1992 Stock Option Plan since June 30, 2003, there are outstanding on the date hereof no options, warrants or other securities exercisable or exchangeable for or convertible into shares of Common Stock or any other rights to acquire Common Stock.

                  (e) Except for the Warrant Holders and except as set forth on
Schedule 2e hereto, no holder of securities of the Issuer has any right granted by the Issuer to the registration of such or any other securities of the Issuer under the Securities Act or any applicable state securities law.

                  (f) On the date hereof, BCI Eclipse Company, LLC ("BCI") became a wholly-owned Subsidiary of the Issuer. Issuer owns 80% of the issued and outstanding capital stock of Encore Software, Inc. ("ENCORE"). Except for Encore and BCI, the Issuer does not own or hold any rights to acquire any shares of stock, membership interest or any security or interest in any other Person.

         3. ISSUANCE OF WARRANTS.

                  (a) The Issuer hereby agrees to issue and deliver to Holder or, at the option of Holder and upon compliance with the transfer provisions of
Section 4, an Affiliate thereof designated by Holder in writing, (i) on the Closing Date, one or more Warrant Certificates evidencing 320,000 Warrants, which shall entitle the Holder to purchase, in the aggregate, 320,000 shares of Common Stock at an Exercise Price of $2.88 per share and (ii) if applicable, one or more Warrant Certificates evidencing the Warrants to be issued in accordance with the provisions of subsection 3(b) below, on the date on which the Warrant Certificates evidencing such Warrants issued pursuant to this Warrant Agreement are exercised (the "EXERCISE DATE"). If less than all of the Warrants are exercised on the Exercise Date, the Holder shall be entitled to receive a Warrant Certificate for the remaining Warrants of like tenor to the Warrant Certificate surrendered for exercise. The remaining Warrants shall entitle the Holder to purchase, on the subsequent Exercise Date, the number of Warrants outstanding on such Exercise Date pursuant to such Warrant Certificate, on and in accordance with the terms of this Warrant Agreement. Each Warrant shall entitle the holder of such Warrant to purchase from the Issuer one (1) Validly Issued share of Common Stock at the applicable Exercise Price


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upon surrender of the applicable Warrant Certificate and payment of the applicable Exercise Price to the Issuer. The Exercise Price and number of Warrant Shares purchasable upon exercise of the Warrants are subject to adjustment as set forth in this Warrant Agreement.

                  (b) If at any time prior to the Expiration Date the average Fair Market Value of the Issuer's Common Stock during any (i) consecutive ten
(10) day period or (ii) rolling thirty (30) day period, is less than or equal to ninety-five percent (95%) of the Fair Market Value of the Common Stock on the Closing Date, the Issuer hereby agrees to promptly issue and deliver to Holder or, at the option of Holder and upon compliance with the transfer provisions of
Section 4, an Affiliate thereof designated by Holder in writing, one or more Warrant Certificates evidencing 55,000 Warrants, which shall entitle Holder to purchase on the Exercise Date, in the aggregate, 55,000 shares of Common Stock at an Exercise Price equal to the Fair Market Value of the Common Stock on the Closing Date.

         4. REGISTRATION, TRANSFER AND EXCHANGE OF CERTIFICATES.

                  (a) The Issuer shall maintain at the Warrant Office the Warrant Register for registration of the Warrants and Warrant Certificates and transfers thereof. On the Closing Date, the Issuer shall register the Warrants and Warrant Certificates in the Warrant Register in the name of Holder (or, upon compliance with the transfer provisions of Section 4, an Affiliate thereof). The Issuer may deem and treat the registered holders of the Warrant Certificates as the absolute owners thereof and the Warrants represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificates made by any Person) for the purpose of any exercise thereof or any distribution to the holders thereof, and for all other purposes, and the Issuer shall not be affected by any notice to the contrary.

                  (b) Subject to Section 15, the Issuer shall promptly register the transfer of any outstanding Warrants in the Warrant Register upon surrender of the Warrant Certificates evidencing such Warrants to the Issuer at the Warrant Office, accompanied (if so required by it) by a written instrument or instruments of transfer in form reasonably satisfactory to it and its legal counsel, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof. Upon any such registration of transfer, new Warrant Certificates evidencing such transferred Warrants shall be issued to the transferee and the surrendered Warrant Certificates shall be canceled. If less than all the Warrants evidenced by Warrant Certificates surrendered for transfer are to be transferred, new Warrant Certificate(s) shall be issued to the holder surrendering such Warrant Certificates evidencing such remaining number of Warrants.

                  (c) Warrant Certificates may be exchanged at the option of the holders thereof, when surrendered to the Issuer at the Warrant Office, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be canceled.


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                  (d) No charge shall be made for any such transfer or exchange except for any tax or other governmental charge imposed in connection therewith. Except as provided in subsection 15(b), each Warrant Certificate issued upon transfer or exchange shall bear the legend set forth in subsection 15(b) if the Warrant Certificate presented for transfer or exchange bore such legend.

         5. MUTILATED OR MISSING WARRANT CERTIFICATES. If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Issuer shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Issuer of such loss, theft or destruction of such Warrant Certificate and, if requested, indemnity reasonably satisfactory to it. The Issuer acknowledges that a written indemnity by Holder or, if an Affiliate of Holder is the holder of such lost, stolen or destroyed Warrant Certificate, by such Affiliate shall be satisfactory to the Issuer for such purpose. No service charge shall be made for any such substitution, but all expenses and reasonable charges associated with procuring such indemnity and all stamp, tax and other governmental duties that may be imposed in relation thereto shall be borne by the holder of such Warrant Certificate.

         6. DURATION AND EXERCISE OF WARRANTS.

                  (a) The Warrants evidenced by a Warrant Certificate shall be exercisable in whole or in part by the registered holder thereof on any business day after the Closing Date and on or before 5:00 P.M., Chicago, Illinois time, on the Expiration Date.

                  (b) Subject to the provisions of this Warrant Agreement, the Warrants evidenced by a Warrant Certificate may be exercised by the registered holder thereof by the surrender of the Warrant Certificate evidencing the Warrants to be exercised, with the form of election purchase on the reverse thereof or attached thereto duly completed and signed, to the Issuer at the Warrant Office, and upon payment of the aggregate Exercise Price for the number of Warrant Shares in respect of which such Warrants are being exercised, at the option of the Warrant Holder, (i) in lawful money of the United States of America, (ii) by surrender of the Note or a portion thereof having an outstanding principal balance equal to the Exercise Price (with concurrent issuance of a replacement Note reflecting the remaining principal balance thereof), and/or (iii) by surrender to the Issuer of shares of Common Stock then owned by the Warrant Holder and valued for purposes hereof at Fair Market Value at the time of exercise. In lieu of exercising Warrants pursuant to the immediately preceding sentence, the Warrant Holder shall have the right to require the Issuer to convert the Warrants, in whole or in part and at any time or times (the "CONVERSION RIGHT"), into Warrant Shares, as follows: upon exercise of the Conversion Right, the Issuer shall deliver to the Warrant Holder (without payment by the Warrant Holder of any Exercise Price) that number of Warrant Shares equal to the quotient obtained by dividing:


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                           (i) the difference of:

                                    A. the aggregate Fair Market Value
                  immediately prior to the exercise of the Conversion Right for all Warrant Shares issuable upon exercise of the portion of the Warrants being converted, less

                                    B. the aggregate Exercise Price for all such
                  Warrant Shares immediately prior to the exercise of the Conversion Right,

                           by


                           (ii) the Fair Market Value of one share of Common Stock immediately prior to the exercise of the Conversion Right.

                  (c) Upon exercise of any Warrants hereunder the Issuer shall issue and cause to be delivered to or upon the written order of the registered holders of such Warrants and in such name or names as such registered holders may designate, a certificate for the Warrant Share or Warrant Shares issued upon such exercise of such Warrants. Any Persons so designated to be named therein shall be deemed to have become holders of record of such Warrant Share or Warrant Shares as of the date of exercise of such Warrants. If less than all of the Warrants evidenced by a Warrant Certificate are exercised at any time, a new Warrant Certificate or Certificates shall be issued for the remaining number of Warrants evidenced by such Warrant Certificate.

         7. FRACTIONAL SHARES. Fractional shares shall not be issued upon the exercise of the Warrants, but in any case where the Holder would, except for the provisions of this Section, be entitled under the terms hereof to receive a fractional share, the Issuer shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the Fair Market Value of such fractional share over the proportional part of the Warrant Exercise Price represented by such fractional share.

         8. PAYMENT OF TAXES. The Issuer will pay all taxes attributable to the initial issuance of the Warrants and the initial issuance of Warrant Shares upon the exercise of the Warrants (other than income tax liability of the holders); provided that the Issuer shall not be required to pay any tax that may be payable in respect to any transfer involved in the issue of any Warrant Certificate or any certificate for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Issuer shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance thereof shall have paid to the Issuer the amount of such tax or shall have established to the reasonable satisfaction of the Issuer that such tax has been paid.

         9. SHAREHOLDER RIGHTS. Nothing contained in this Warrant Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders of Warrants the right to vote, consent or receive notice as a shareholder in respect of the meetings of shareholders or the election of directors of the Issuer or any other matter, or any rights whatsoever as a shareholder of the Issuer, except as specifically set forth in this Warrant Agreement or the Credit Agreement. Nothing contained in this Warrant

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Agreement or in any of the Warrant Certificates shall be construed as imposing any obligation on the registered holders of Warrants to purchase any securities or as imposing any liabilities on such holders as shareholders of the Issuer, whether such obligation or liabilities are asserted by the Issuer or by creditors of the Issuer.

         10. RESERVATION AND ISSUANCE OF WARRANT SHARES; CHARTER PROVISIONS. The Issuer will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue the Warrant Shares upon the exercise of the Warrants, the number of shares of Common Stock deliverable upon exercise of all outstanding Warrants and will take all actions necessary to ensure that the Exercise Price at all times remains equal to or greater than the par value per share of any Common Stock, including, without limitation, causing Issuer's articles of incorporation to be amended to reduce or eliminate the par value of any Common Stock. The transfer agent for the Common Stock, which may be the Company ("Transfer Agent"), and every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of any of the purchase rights represented by this Warrant, are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company shall keep copies of this Warrant Agreement and the Warrant Certificates on file with the Transfer Agent for the Common Stock and with every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company shall supply such Transfer Agent with duly executed stock certificates for such purpose. All Warrants surrendered upon the exercise of the rights thereby evidenced shall be canceled, and such canceled Warrants shall constitute sufficient evidence of the number of shares of stock which have been issued upon the exercise of such Warrants. Subsequent to the Expiration Date, no shares of stock need be reserved by the Company in respect of any unexercised portion of the Warrants.

         11. OBTAINING OF GOVERNMENTAL APPROVALS AND SECURITIES EXCHANGE LISTINGS. Subject, in the case of any registration under the Securities Act, to the limitations set forth in Section 16, the Issuer will, at its own expense, from time to time take all action that may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities that are or become requisite in connection with the issuance, sale, transfer and delivery of the Warrant Certificates and the exercise of the Warrants and the issuance, sale, transfer and delivery of the Warrant Shares and all action that may be necessary so that such Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on each securities exchange, if any, on which any of the shares of Common Stock are then listed.

         12. ADJUSTMENTS.

                  (a) Prior to the Expiration Date, the Exercise Price payable upon the exercise of the Warrants is subject to adjustment from time to time upon the occurrence of any of the events enumerated in this Section 12(a).

                           (i) In the event that the Issuer shall at any time after the Closing Date:

                                    A. split or subdivide the outstanding shares
                  of Common Stock, the Exercise Price shall be proportionately adjusted downward; or

                                    B. combine the outstanding shares of Common
                  Stock into a smaller number of shares, the Exercise Price shall be proportionately adjusted upward.

                           (ii) In the event that the Issuer shall at any time after the date of this Warrant Agreement:

                                    A. issue any shares of Common Stock at a
                  price per share less than the Exercise Price as of the date of such issuance, other than Exempted Securities, or issue any other securities convertible into shares of Common Stock having a conversion price per share less than the Exercise Price as of the date of such issuance, other than Exempted Securities (in each case, a "SUB-PRICE ISSUANCE"); or

                                    B. issue options, rights or warrants to
                  subscribe for or purchase Common Stock (or other securities convertible into shares of Common Stock) other than Exempted Securities at an exercise price per share (or having a conversion price per share, if a security convertible into shares of Common Stock) less than the Exercise Price as of the date of issuance of such options, rights, warrants or convertible securities (in each case, a "SUB-PRICE OPTION"), the Exercise Price shall be reduced to the lowest net conversion price or exercise price of the shares subject to the "sub-price issuance" or "sub-price option", as the case may be.

In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined by agreement between the holders of a majority of the Warrants outstanding and the Issuer or, in the absence of such an agreement, by a Qualified Appraiser engaged by the Issuer and reasonably acceptable to the holders of a majority of the Warrants outstanding (in either case the cost of which engagement will be borne by Holder).

Such adjustment shall be made successively whenever the date of such issuance is fixed (which date of issuance shall be the record date for such issuance if a record date therefor is fixed). If such shares or options, rights, warrants or convertible securities are not so issued ("CANCELLATION OF ISSUANCE"), or any such option, right, warrant or convertible security expires according to its terms without having been exercised or converted ("EXPIRATION"), the Exercise Price shall be, as of the date of "cancellation of issuance" or "expiration", the Exercise Price which would have been in effect at the time of such cancellation of issuance or expiration had such options, rights, warrants or convertible securities not been issued.

                  (b) Prior to the Expiration Date, in the event of:

                           (i) any capital reorganization of the Issuer;

                           (ii) any reclassification of the Common Stock (other than a subdivision or combination of outstanding shares of Common Stock);

                           (iii) the consolidation of the Issuer with or the merger of the Issuer with or into any other Person; or

                           (iv) the sale of the properties and assets of the Issuer as, or substantially as, an entirety to any other Person,

each Warrant outstanding at the time of such event shall thereafter entitle the holder of such Warrant to own or receive the aggregate number and kind of shares that, if such Warrant had been exercised immediately prior to such time, such holder would have owned or have become entitled to receive by virtue of such event.

The Issuer shall not effect any such reorganization, reclassification, consolidation, merger or sale unless prior to or simultaneously with the consummation thereof, the successor Person (if other than the Issuer) resulting from such consolidation or merger or the Person purchasing such assets shall assume, by written instrument reasonably satisfactory to the holders of a majority of the Warrants, the obligation to deliver to the holder of each Warrant the shares of stock, securities or assets to which, in accordance with the foregoing provisions, such holder is entitled and all other obligations of the Issuer under this Warrant Agreement.

         The provisions of this Warrant Agreement shall apply to any shares issued or issuable as a result of an event described in subsection 12(b). The provisions of this Section 12 shall thereafter be adjusted (if necessary) with respect to such new shares to provide the holders of the Warrants all rights that they possessed under this Warrant Agreement prior to such event. Any such adjustments shall be made successively whenever such an event shall occur.

                  (c) Without respect to any adjustments in the Exercise Price or kind of securities or other assets purchasable upon the exercise of the Warrant, Warrant Certificates theretofore or thereafter issued may continue to express the same Exercise Price and kind of shares as are stated on the Warrant Certificates initially issuable pursuant to this Warrant Agreement.

                  (d) If any question shall at any time arise with respect to the number of Warrant Shares, or other securities or assets, purchasable following any adjustment pursuant to this Section 12, such question shall be determined by agreement between the holders of a majority of the Warrants and the Issuer or, in the absence of such an agreement, by a Qualified Appraiser engaged by the Issuer (in either case the cost of which engagement will be borne by Holder) and reasonably acceptable to the holders of a majority of Warrants and such determination shall be binding upon the Issuer and the holders of the Warrants.

                  (e) Any adjustment pursuant to this Section 12, whether to the kind of Warrant Shares or to the Exercise Price, shall be made successively whenever an event referred to herein shall occur. As a condition precedent to the taking of any action that would require an adjustment pursuant to this
Section 12, the Issuer shall take any and all actions necessary in order that it may thereafter issue Validly Issued Warrant Shares to the Holders of the Warrants for all shares that they are entitled to receive after adjustment.

         13. CONSIDERATION. Anything in this Warrant Agreement to the contrary notwithstanding, all grants or issuances of options or other rights to acquire shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) under or pursuant to a management stock option, stock purchase or other incentive or employee benefit plan, and all issuances of shares of Common Stock (or securities convertible into or exchangeable for Common Stock) under or pursuant to such a plan or upon exercise of such options or other rights (or conversion or exchange of such convertible or exchangeable securities) shall, for purposes of subsection 12(a), be deemed to be granted and issued for no consideration except to the extent cash or notes are paid therefor; provided that the foregoing provisions shall not apply to options or other rights to acquire securities of the Issuer that constitute Exempted Securities.

         14. NOTICES AND INFORMATION TO WARRANT HOLDERS.

                  (a) Upon any adjustment of the Exercise Price payable upon exercise of the Warrants pursuant to Section 12, the Issuer shall promptly but in any event within 20 days thereafter, cause to be given to each of the registered holders of the Warrants at its address appearing on the Warrant Register by registered mail, postage prepaid, return receipt requested, a certificate signed by its chairman, chief executive officer or chief financial officer setting forth the Exercise Price payable upon exercise of the Warrants as so adjusted and describing in reasonable detail the facts accounting for such adjustment and the method of calculation used. Where appropriate, such certificate may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 14.

                  (b) In the event:

                           (i) that the Issuer shall authorize the issuance to all holders of Common Stock of rights or warrants to subscribe for or purchase capital stock of the Issuer or of any other subscription rights or warrants; or

                           (ii) that the Issuer shall authorize the distribution to all holders of Common Stock of evidences of its indebtedness or assets (including, without limitation, distributions of securities or cash or distributions payable in Common Stock); or

                           (iii) of any consolidation or merger to which the Issuer is a party and for which approval of any shareholders of the Issuer is required, or of the conveyance or transfer of the properties and assets of the Issuer substantially as an entirety, or of any capital reorganization or reclassification or change of the Common Stock; or

                           (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Issuer; or

                           (v) that the Issuer proposes to take any other action that would require an adjustment pursuant to this Warrant Agreement in the number of Warrant Shares or other securities or assets to which each Warrant Holder is entitled;

then the Issuer shall cause to be given to each of the registered holders of the Warrants at its address appearing on the Warrant Register at least 10 calendar days prior to the applicable record date, if any, hereinafter specified, or, if no such record date is specified, 20 calendar days prior to the taking of any action referred to in clauses (i) through (v) above (or, if the equity securities of the Issuer have been registered under the Exchange Act, at such time and in such manner as notice is given to holders of Common Stock of the Issuer generally), by registered mail, postage prepaid, return receipt requested, a written notice stating (x) the date as of which the holders of record of Common Stock to be entitled to receive any such rights, warrants or distribution are to be determined, or (y) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective, or (z) the date on which such other action is to be effected, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up or other action. Notwithstanding anything herein to the contrary, for so long as the Issuer's securities (or those of any of its Subsidiaries) are subject to the Exchange Act or are traded on a national stock exchange or over-the-counter market or are quoted on NASDAQ, the Issuer shall not be required to provide or disclose information to any Warrant Holder in violation of applicable law or stock exchange or NASDAQ rules or other quotation system.

                  (c) The Issuer shall provide Holder with 20 calendar days' prior written notice of any action not specified above that involves a distribution to all holders of shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Issuer is the continuing entity) or evidences of its indebtedness, cash or other assets (including securities other than shares of Common Stock).

         15. RESTRICTIONS ON TRANSFER.

                  (a) Each of the Holder and its Affiliates who are issued Warrants pursuant to this Agreement:

                           (i) represents that it is an "accredited investor" as defined by Rule 501(a) promulgated pursuant to the Securities Act and is acquiring the Warrants for its own account for investment and not with a view to any distribution or public offering within the meaning of the Securities Act, except in any case pursuant to the registration of such Warrants or Warrant Shares under the Securities Act or pursuant to a valid exemption from such registration requirement;

                           (ii) acknowledges that the Warrants and the Warrant Shares issuable upon exercise thereof have not been registered under the Securities Act; and

                           (iii) agrees that it will not sell or otherwise transfer any of its Warrants or Warrant Shares except upon the terms and conditions specified herein and that it will cause any transferee thereof to agree to take and hold the same subject to the terms and conditions specified herein, provided that, upon compliance with the requirements of subsection 15(c) hereof, the Warrant Holders may sell the Warrants or the Warrant Shares purchased upon exercise of the Warrants in one or more private transactions not requiring registration under the Securities Act.

                  (b) Except as provided in subsection 15(d) hereof each Warrant Certificate and each certificate for the Warrant Shares issued to the Holder or an Affiliate thereof or to a subsequent transferee thereof pursuant to subsection 15(c) shall include a legend in substantially the following form (with such changes therein as may be appropriate to reflect whether such legend refers to Warrants or Warrant Shares), provided that such legend shall not be required if such transfer is being made pursuant to an effective registration statement filed with the Commission in accordance with the Securities Act, in connection with a sale that is exempt from registration pursuant to Rule 144 under the Securities Act or if the opinion of counsel referred to in subsection 15(c) is to the further effect that neither such legend nor the restrictions on transfer in this Section 15 are required in order to ensure compliance with the Securities Act:

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES FOR WHICH THE WARRANTS ARE EXERCISABLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR LAW. SUCH WARRANTS AND SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN AND ARE SUBJECT TO OTHER PROVISIONS OF

THE WARRANT AGREEMENT, DATED AS OF ________, 2003, BETWEEN THE ISSUER AND HILCO CAPITAL LP, A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE ISSUER AND WILL BE FURNISHED TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

                  (c) Prior to any assignment, transfer or sale of any Warrant or any Warrant Shares, the holder thereof shall give written notice to the Issuer of such holder's intention to effect such assignment, transfer or sale, which notice shall set forth the date of such proposed assignment, transfer or sale and the identity of the proposed transferee. Each holder wishing to effect such a transfer of any Warrant or Warrant Shares shall also furnish to the Issuer an agreement by the transferee thereof that it is taking and holding the same subject to the terms and conditions specified herein and a written opinion of such holder's counsel, in form reasonably satisfactory to the Issuer and its counsel, to the effect that the proposed transfer may be effected without registration under the Securities Act and any applicable state securities laws.

                  (d) The restrictions set forth in this Section 15 shall terminate and cease to be effective with respect to any Warrants or Warrant Shares registered under the Securities Act or upon receipt by the Issuer of an opinion of counsel to the holders, in form reasonably satisfactory to the Issuer and its counsel, to the effect that compliance with such restrictions is not necessary in order to comply with the Securities Act with respect to the transfer of the Warrants and the Warrant Shares. Whenever such restrictions shall so terminate the holder of such Warrants and/or Warrant Shares shall be entitled to receive from the Issuer, without expense (other than transfer taxes, if any), Warrant Certificates or certificates for such Warrant Shares not bearing the legend set forth in subsection 15(b) at which time the Issuer will rescind any transfer restrictions relating thereto.

                  (e) With a view to making available to the Holder and its Affiliates and subsequent holders of the Warrants or the Warrant Shares the benefits of certain rules and regulations of the Commission (including, without limitation, Rules 144 and 144A under the Securities Act) which may permit the sale of Warrants and Warrant Shares to the public or certain other institutions without registration, the Issuer agrees to use its best efforts to take such actions as may be necessary to make available to the Holder and its Affiliates and such subsequent holders such benefits, including, without limitation, to:

                           (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act or any successor provision thereto;

                           (ii) file with the Commission in a timely manner all reports and other documents required of the Issuer under the Securities Act and the Exchange Act from and after the date the Issuer first becomes subject to the provisions of Section 13 or 15(d) of the Exchange Act; and

                           (iii) so long as the Holder or an Affiliate thereof owns any Warrants or Warrant Shares, furnish to the Holder forthwith upon written request a written statement by the Issuer as to its compliance with the reporting requirements of Rule 144 or any successor provision thereto, and of the Securities Act and the Exchange Act.

         16. REGISTRATION.

                  (a) Upon the written demand of holders of a majority of the Registrable Securities to the Issuer (a "DEMAND REGISTRATION"), at any time on or after the first (1st) anniversary of the Closing Date, requesting that the Issuer effect the registration under the Securities Act of Registrable Securities of such holders, the Issuer will promptly give written notice (a "DEMAND NOTICE") of such Demand to all other holders. Each other holder may request that the Issuer effect the registration under the Securities Act of additional Registrable Securities of such holder by delivering written notice to the Issuer specifying such number of Registrable Securities within 20 days of receipt of the Demand Notice. Within such 20-day period the Issuer shall give written notice (a "REGISTRATION NOTICE") to all holders that the Issuer will be filing a registration statement pursuant to this subsection 16(a). The Issuer will thereupon use its reasonable best efforts to (i) promptly file such registration statement with the SEC and (ii) promptly and in good faith after delivery of the Demand Notice cause such registration statement to be declared effective under the Securities Act with respect to the Registrable Securities which holders have requested to be registered pursuant to the Demand Notice and with respect to the additional Registrable Securities which holders have requested to be registered pursuant to the Registration Notice. During the pendency of the effectiveness of any such registration statement, the Issuer shall, as promptly as practicable, provide each holder of Registrable Securities with a copy of all correspondence between the Issuer and the SEC related in any way to such registration statement. Promptly within 20 days of the Registration Notice, the Issuer will notify all holders whose Registrable Securities are to be included in the registration of the number of additional Registrable Securities requested to be included therein by the other holders. If the registration of which the Issuer gives notice pursuant to subsection 16(a) is for an underwritten public offering, only Registrable Securities which are to be included in the underwriting may be included in such registration, and the selling holders shall, after reasonable consultation with the Issuer, have the right to designate the managing underwriter(s) in any such underwritten public offering with the consent of the Issuer (which consent shall not be unreasonably withheld). Holders who include Registrable Securities in a registration pursuant to subsection 16(a) shall bear the cost of any underwriters' discounts and commissions relating to their Registrable Securities which are sold.

                  (b) The Issuer is obligated to effect only one (1) Demand Registration under subsection 16(a) and, with respect to such registration, the Issuer shall bear all expenses other than underwriting discounts and commissions, if any, in connection with registrations, filings or qualifications pursuant to subsection 16(a), including, without limitation, all registration, filing and qualification fees, printers' and accounting fees, the fees and disbursements of counsel for the Issuer and the fees and disbursements of one counsel for the selling Warrant Holders, provided that (i) a registration will not constitute a Demand Registration under subsection 16(a) until it has been declared effective under the Securities Act and (ii) if a registration statement filed pursuant to subsection 16(a) is terminated or withdrawn by the Issuer before the earlier of (A) such time as all Registrable Securities covered thereby have been sold and (B) the end of the twelfth (12th) full month after the effective date of such registration, such registration will not constitute a Demand Registration and the Issuer shall be obligated to pay the expenses of an additional Demand Registration under subsection 16(a) (provided that if such registration statement is withdrawn by the holders of Registrable Securities, such registration shall constitute a Demand Registration under this subsection). Each holder of Registrable Securities shall be deemed to have agreed by acquisition of such Registrable Securities not to exercise a Demand Registration right under subsection 16(a) within thirty (30) days after the filing of any registration statement of the Issuer as to which the Issuer gave the notice required by subsection 16(c).

                  (c) If, at any time on or after the first (1st) anniversary of the Closing Date, the Issuer proposes to register any of its securities under the Securities Act (except pursuant to a registration statement filed on Form S-8 or Form S-4 or such other form as shall be prescribed under the Securities Act for the same purposes or a registration statement filed in connection with an interest or dividend reinvestment plan) (any such registration, a "PIGGY-BACK REGISTRATION"), it will at each such time give written notice (which notice shall state the intended method of disposition thereof by the prospective sellers) to all holders of Warrants or Warrant Holders of its intention to do so and the proposed minimum offering price per share of the Registrable Securities and upon the written request of any holder thereof given within 10 days after the Issuer's giving of such notice, the Issuer will use its reasonable best efforts to effect the registration of any Registrable Securities which it shall have been so requested to register by including the same in such Piggy-back Registration statement all to the extent required to permit the sale or other disposition thereof in accordance with the intended method of sale or other disposition. If the Piggy-back Registration of which the Issuer gives notice pursuant to this subsection 16(c) is for an underwritten public offering, only Registrable Securities that are to be included in the underwriting may be included in such Piggy-back Registration, and the Issuer shall have the right to designate the managing underwriter(s) in any such underwritten public offering; provided that any registration statement filed pursuant to this subsection 16(c) may be withdrawn at any time at the discretion of the Issuer. The Piggy-back Registration rights provided for in this subsection 16(c) shall terminate on the second (2nd) anniversary of the Expiration Date.

                  (d) If a registration under subsection 16(a) or 16(c) shall be in connection with an underwritten public offering:

                           (i) if the managing underwriter(s) delivers an opinion to the Warrant Holders and all other Persons seeking to include securities of the Issuer held by them in the registration statement ("OTHER SECURITY HOLDERS") that the total amount of securities which they, the Issuer and any Other Security Holders intend to include in such offering is sufficiently large to materially and adversely affect the success of such offering:

                                    A. if the registration statement was filed
                  pursuant to a demand under subsection 16(a) or under any other agreement providing demand registration rights to Other Security Holders ("DEMAND REGISTRATION RIGHT(S)"), the amount of securities to be offered for the accounts of all Persons seeking to include securities of the Issuer in the registration statement shall be reduced in the following order of priority to the extent necessary to cause the amount to be included in the registration statement not to exceed the amount recommended by such managing underwriter(s):

                                             1. first, the amount of securities
                           to be offered for the accounts of all Warrant Holders and Other Security Holders who did not exercise a Demand Registration Right (or join in any such demand within a time period provided in a Demand Registration Right) shall be reduced pro rata (based upon the amount of securities each such Person sought to include in the offering) to zero, if necessary;

                                             2. next, the amount of securities
                           to be offered for the account of the Issuer shall be reduced to zero, if necessary; and

                                             3. finally, the amount of
                           securities to be offered for the accounts of the Warrant Holders or the Other Security Holders exercising their Demand Registration Right shall be reduced pro rata (based upon the amount of securities each such Person sought to include in the offering);

provided, however, that if the registration statement was filed pursuant to a Demand Registration Right under subsection 16(a) and Warrant Holders are required to reduce by more than 10% the Registrable Securities included in the registration statement, the Warrant Holders initially making such demand will be entitled to withdraw such demand and, if such demand is withdrawn, such registration will not count as a permitted Demand Registration under subsection 16(b) and the Issuer will pay all expenses in connection with such registration in accordance with subsection 16(b); and

                                    B. if the registration statement was not
                  filed pursuant to a Demand Registration Right, the amount of securities to be offered for the accounts of all Warrant Holders and all Other Security Holders shall be reduced pro rata (based upon the amount of securities each Person sought to include in the offering) to the extent necessary to reduce the total amount of securities to be included in the offering to the amount recommended by such managing underwriter(s) (which amount may be zero, if so recommended by such managing underwriter(s));

                           (ii) each Warrant Holder shall be deemed to have agreed by acquisition of such Warrants or Non-Public Warrant Shares not to effect any sale or distribution, including any sale pursuant to Rule 144, of any Warrants or Non-Public Warrant Shares or any other equity security of the Issuer or of any security convertible into or exchangeable or exercisable for any equity security of the Issuer (other than as part of such underwritten public offering) within any period requested by the managing underwriter(s) not to exceed the period beginning seven days before and ending 90 days after the effective date of such registration statement (and the Issuer hereby also so agrees and agrees to use its best efforts to cause each holder of more than 1.0% of any class of equity securities of the Issuer, or of any security convertible into or exchangeable or exercisable for 1.0% of any class of equity securities of the Issuer so to agree).

                  (e) As a condition to the inclusion of a holder's Registrable Securities in any registration statement, each such holder of Registrable Securities requesting registration thereof will furnish to the Issuer such information with respect to such holder as is required to be disclosed in the registration statement (and the prospectus included therein) by the applicable rules, regulations and guidelines of the Commission. Failure of a holder to furnish such information or agreement shall not affect the obligation of the Issuer under this Section 16 to the remaining holders who furnish such information.

                  (f) If and whenever the Issuer is required under this Section 16 to use its reasonable best efforts to effect the registration of Registrable Securities under the Securities Act, the Issuer shall:

                           (i) as soon as practicable and subject to the limitations set forth in subsection 16(c), prepare and file with the Commission a registration statement on the appropriate form with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective as soon as practicable after such filing;

                           (ii) as soon as practicable, prepare and file with the Commission such amendments and supplements (including post-effective amendments and supplements) to the registration statement covering such Registrable Securities and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and usable for resale for a period necessary to complete the distribution of such securities, but in no event in excess of 12 months plus any period during which the holders of Registrable Securities are obligated to refrain from selling because the Issuer is required to amend or supplement the prospectus under subsection 16(f)(iv), and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during such period in accordance with the intended method of disposition of the sellers set forth therein;

                           (iii) as soon as practicable, furnish to each seller of such Registrable Securities registered or to be registered under the Securities Act, and to each underwriter, if any, of such Registrable Securities, such number of copies of a prospectus and preliminary prospectus in conformity with the requirements of the Securities Act, and such other documents as such seller or underwriter may reasonably request in order to facilitate the public sale or other disposition of such Registrable Securities;

                           (iv) as soon as practicable, notify each seller of such Registrable Securities if, at any time when a prospectus relating to such Registrable Securities is required to be delivered under the Securities Act, any event shall have occurred as a result of which the prospectus then in use with respect to such Registrable Securities would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or for any other reason it shall be necessary to amend or supplement such prospectus in order to comply with the Securities Act and prepare and furnish to all sellers as promptly as possible, and in any event within thirty (30) days of such notice, a reasonable number of copies of a supplement to or an amendment of such prospectus that will correct such statement or omission or effect such compliance;

                           (v) as soon as practicable, use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as such seller shall reasonably request and do any and all other acts and things that may be reasonably necessary to enable such seller to consummate the public sale or other disposition in each such jurisdiction of the Registrable Securities owned by such seller and included in such registration statement, provided that the Issuer shall not be required to consent to the general service of process or to qualify to do business in any jurisdiction where it is not then qualified, use its reasonable best efforts to keep the holders of such Registrable Securities informed of the Issuer's best estimate of the earliest date on which such registration statement or any post-effective amendment or supplement thereto will become effective and will promptly notify such holders and the managing underwriters, if any, participating in the distribution pursuant to such registration statement of the following:

                                    A. when such registration statement or any
                  post-effective amendment or supplement thereto becomes effective or is approved;

                                    B. of the issuance by any competent
                  authority of any stop order suspending the effectiveness or qualification of such registration statement or the prospectus then in use or the initiation or threat of any proceeding for that purpose; and C. of the suspension of the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction;

                           (vi) make available to its security holders, as soon as practicable, an earnings statement covering a period of at least twelve months that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                           (vii) cooperate with the sellers of such Registrable Securities and the underwriters, if any, of such Registrable Securities, give each seller of such Registrable Securities, and the underwriters, if any, of such Registrable Securities and their respective counsel and accountants, such access to its books and records and such opportunities to discuss the business of the Issuer with its officers and independent public accountants as shall be necessary to enable them to conduct a reasonable investigation within the meaning of the Securities Act and, in the event that Registrable Securities are to be sold in an underwritten offering, enter into an underwriting agreement containing customary representations and warranties, covenants, conditions and indemnification provisions, including without limitation the furnishing to the underwriters of a customary opinion of independent counsel to the Issuer and a customary "comfort" letter from the Issuer's independent public accountants;

                           (viii) provide a CUSIP number for all Registrable Securities not later than the effective date of the registration statement;

                           (ix) as to all registrations under subsection 16(c), pay all costs and expenses incident to the performance and compliance by the Issuer with this Section 16, including, without limitation:

                                    A. all registration and filing fees;

                                    B. all printing expenses;

                                    C. all fees and disbursements of counsel and
                  independent public accountants for the Issuer;

                                    D. all blue sky fees and expenses (including
                  fees and expenses of counsel in connection with blue sky surveys);

                                    E. all transfer taxes;

                                    F. the entire expense of any special audits
                  required by the rules and regulations of the Commission;

                                    G. the cost of distributing prospectuses in
                  preliminary and final form as well as any supplements thereto; and

                                    H. the fees and expenses of one counsel for
                  the holders of the Registrable Securities being registered;

and as to the registration under subsection 16(a) that is in respect of an underwritten offering, as expeditiously as possible, take such actions as the underwriters reasonably request in order to expedite or facilitate the disposition of the Registrable Securities to be included in such offering (including, without limitation, effecting a stock split, stock dividend or a combination of shares of Common Stock).

                  (g) To the extent permitted by law, the Issuer will indemnify and hold harmless each seller of Registrable Securities, each director, officer, employee and agent of each seller, and each other Person, if any, who controls such seller within the meaning of the Securities Act or the Exchange Act from and against any and all losses, claims, damages, liabilities and legal and other expenses (including costs of investigation) caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any prospectus or preliminary prospectus contained therein or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to such seller and furnished to the Issuer in writing by such seller expressly for use therein, and provided that the Issuer will not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act under the indemnity agreement in this subsection 16(g) with respect to any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the sale by such underwriter of Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Issuer has previously furnished copies thereof to such underwriter, or from a sale to a Person in a state where the offering has not been registered or qualified, if the Issuer has notified the seller and any underwriter involved in such sale of the states where the offering has been registered or qualified.

                           (i) It shall be a condition to the obligation of the Issuer to effect a registration of Registrable Securities under the Securities Act pursuant hereto that:

                                    A. each seller, severally and not jointly,
                  indemnify and hold harmless the Issuer and each Person, if any, who controls the Issuer within the meaning of the Securities Act or the Exchange Act to the same extent as the indemnity from the Issuer in the foregoing paragraph, but only with reference to any breach by such seller of any agreement between such seller and the Issuer with respect to the offering and with reference to information relating to such seller furnished to the Issuer in writing by such seller expressly for use in the registration statement, any prospectus or preliminary prospectus contained therein or any amendment or supplement thereto; and

                                    B. each seller, in the event that
                  Registrable Securities are to be sold in an underwritten offering, enters into an underwriting agreement containing customary representations and warranties, covenants, conditions and indemnification provisions.

                           (ii) In case any claim shall be made or any proceeding (including any governmental investigation) shall be instituted involving any indemnified party in respect of which indemnity may be sought pursuant to this subsection 16(g), such indemnified party shall promptly notify the indemnifying party in writing of the same, provided that failure to notify the indemnifying party shall not relieve it from any liability it may have to an indemnified party otherwise than under this subsection 16(g).

                           (iii) The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party in such proceeding and shall pay the fees and disbursements of such counsel. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless:

                                    A. the indemnifying party shall have failed
                  to retain counsel for the indemnified party as aforesaid,

                                    B. the indemnifying party and such
                  indemnified party shall have mutually agreed to the retention of such counsel; or

                                    C. representation of such indemnified party
                  by the counsel retained by the indemnifying party would, in the reasonable opinion of the indemnified party, be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding, provided that the Issuer shall not be liable for the fees and disbursements of more than one additional counsel for all indemnified parties (in addition to local counsel).

The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (h) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in subsection 16(g) is due in accordance with its terms but is for any reason held by a court to be unavailable on grounds of policy or otherwise, the Issuer or the applicable sellers of Registrable Securities, as the case may be, shall contribute to the aggregate losses, claims, damages and liabilities incurred (including legal or other expenses reasonably incurred in connection with the investigating or defending of same) by the other and for which such indemnification was sought. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the securities included in the registration statement (taking into account the portion of the proceeds of the offering realized by each), the relative fault of each such party, each party's relative knowledge and access to information concerning the matter with respect to which the claim was asserted, and any other equitable considerations appropriate in the circumstances; provided, however, that:

                           (i) in no case shall any seller of Registrable Securities be required to contribute any amount if it has no relative fault for the action giving rise to such losses, claims or liabilities or, in any other case, be required to contribute any amount in excess of the total public offering price of the Registrable Securities sold by it; and

                           (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

For purposes of this subsection 16(h), each Person who controls any seller of Registrable Securities or the Issuer shall have the same rights to contribution as such seller or the Issuer. Any party entitled to contribution shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against the Issuer or the seller of Registrable Securities under this subsection 16(h), notify the Issuer or such seller, as the case may be, but the omission to so notify the Issuer or such seller, as the case may be, shall not relieve it from any other obligation it may have hereunder or otherwise.

                  (i) The Issuer shall not grant to any holder of securities of the Issuer any registration rights that have a priority greater than or equal to those granted to holders of Registrable Securities pursuant to this Section 16 without the prior written consent of the holders of at least a majority of the aggregate outstanding Registrable Securities, voting as a single group.

                  (j) The rights set forth in this Section 16 may be assigned in connection with any direct or successive transfer of the Warrants or the Warrant Shares, provided that the Issuer shall have no obligations hereunder unless and until it is notified of such assignment.

         17. ISSUANCE OF OPTIONS, ETC. The Issuer shall not issue any options or rights to acquire stock (or securities convertible into or exercisable for stock), except (a) for the securities associated with the Warrants or (b) stock options to employees pursuant to a Board of Directors-approved employee stock option or stock purchase plan or other Board of Directors-approved incentive or employee benefit plan (the "PLAN SHARES").

         18. AMENDMENTS, WAIVERS AND SURVIVAL. Any provision of this Warrant Agreement may be amended, supplemented, waived, discharged or terminated by a written instrument signed by the Issuer and the holders of not less than a majority of the outstanding Warrants (or in the case of Sections 15 and 16, the holders of a majority of the aggregate outstanding Warrants and Non-Public Warrant Shares, voting as a single group); provided, that the Exercise Price may not be increased, the number of Warrant Shares issuable upon exercise of the Warrants may not be reduced and this Section may not be amended except with the consent of the holders of all outstanding Warrants and/or Non-Public Warrant Shares, voting as a single group. The rights of the Holder in Section 16 of this Warrant Agreement shall expressly survive any cancellation, expiration or other termination of this Warrant Agreement.

         19. SPECIFIC PERFORMANCE. The holders of the Warrants and/or Non-Public Warrant Shares shall have the right to specific performance by the Issuer of the provisions of this Warrant Agreement. The Issuer hereby irrevocably waives, to the extent that it may do so under applicable law, any defense based on the adequacy of a remedy at law that may be asserted as a bar to the remedy of specific performance in any action brought against the Issuer for specific performance of this Warrant Agreement by the holders of the Warrants and/or Non-Public Warrant Shares.

         20. NOTICES.

                  (a) Any notice or demand to be given or made by the Warrant Holders or the holders of Warrant Shares to or on the Issuer pursuant to this Warrant Agreement shall be sufficiently given or made if actually delivered or sent by registered mail, return receipt requested, postage prepaid, addressed to the Issuer at the Warrant Office.

                  (b) Any notice to be given by the Issuer to the Warrant Holders or the holders of Warrant Shares shall be sufficiently given or made if actually delivered or sent by registered mail, return receipt requested, postage prepaid, addressed to such holder as such holder's name and address shall appear on the Warrant Register or the Common Stock registry of the Issuer, as the case may be.

         21. COSTS AND EXPENSES. The Issuer shall pay all reasonable costs and expenses (including without limitation reasonable attorneys' fees) incurred by the Holder in connection with the preparation, negotiation and enforcement of, and exercise of rights under, this Warrant Agreement and the Warrant Certificates, any amendment, modification or supplement of this Warrant Agreement or the Warrant Certificates, any waiver by the Holder of any provision under this Warrant Agreement or the Warrant Certificates, and any action or proceeding by the Holder for specific performance or other equitable relief in connection with this Warrant Agreement or the Warrant Certificates.

         22. BINDING AGREEMENT. This Warrant Agreement shall be binding upon and inure to the sole and exclusive benefit of the Issuer, its successors and assigns, the Holder, Affiliates of the Holder (if they hold Warrants or Warrant Shares) and the registered holders from time to time of the Warrants and the Warrant Shares (and with respect to Section 16 the other indemnitees thereunder).

         23. COUNTERPARTS. This Warrant Agreement may be executed in one or more separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this

Warrant Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Warrant Agreement. Any party delivering an executed counterpart of this Warrant Agreement by telefacsimile shall also deliver a manually executed counterpart of this Warrant Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Warrant Agreement.

         24. GOVERNING LAW, JURISDICTION, VENUE AND SERVICE. THIS AGREEMENT SHALL BE INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES. THE ISSUER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF COOK COUNTY, ILLINOIS AND THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS OR, AT THE SOLE OPTION OF THE HOLDER, OF ANY OTHER COURT IN WHICH THE HOLDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY, AS WELL AS TO THE JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR ANY OTHER RELATED DOCUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY. THE ISSUER EXPRESSLY WAIVES ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED UPON LACK OF VENUE. THE ISSUER FURTHER WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT. THE ISSUER AGREES AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MESSENGER OR OVERNIGHT COURIER SERVICE (WITH DELIVERY SIGNATURE), CERTIFIED MAIL (RETURN RECEIPT REQUESTED) OR REGISTERED MAIL DIRECTED TO THE ISSUER AT THE WARRANT OFFICE AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE (3) BUSINESS DAYS AFTER THE SAME SHALL HAVE BEEN POSTED TO EITHER SUCH ADDRESS.

         25. WAIVER OF TRIAL BY JURY. THE HOLDER AND THE ISSUER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDINGS, CLAIMS OR COUNTER-CLAIMS, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS WARRANT AGREEMENT OR THE OTHER DOCUMENTS TO BE EXECUTED AND DELIVERED IN CONNECTION HEREWITH.

         26. BENEFITS OF THIS WARRANT AGREEMENT. Nothing in this Warrant Agreement shall be construed to give to any Person other than the Issuer and the registered holders of the Warrants and the Warrant Shares (and with respect to Section 16 the other indemnitees thereunder) any legal or equitable right, remedy or claim under this Warrant Agreement.

         27. VOTING AND CONSENTS TO BE ON A FULLY CONVERTED BASIS. Wherever this Warrant Agreement calls for the written consent or vote of any combination of the holders of the Warrants and the Non-Public Warrant Shares, voting as a single group, the Warrants shall be counted as if they had been exercised for Warrant Shares.

                            [SIGNATURE PAGE FOLLOWS]

                      (SIGNATURE PAGE TO WARRANT AGREEMENT)


         IN WITNESS WHEREOF the parties hereto have caused this Warrant Agreement to be duly executed and delivered by their proper and duly authorized officers, as of the date and year first above written.

                                               NAVARRE CORPORATION,
                                               a Minnesota corporation


                                               By:
                                                  -----------------------
                                                  James G. Gilbertson
                                                  Chief Financial Officer

                      (SIGNATURE PAGE TO WARRANT AGREEMENT)




                                               Hilco Capital LP


                                               By:
                                                  -----------------------
                                                  Vice President

                         EXHIBIT A TO WARRANT AGREEMENT

                           FORM OF WARRANT CERTIFICATE

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES FOR WHICH THE WARRANTS ARE EXERCISABLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR LAW. SUCH WARRANTS AND SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN AND ARE SUBJECT TO OTHER PROVISIONS OF THE WARRANT AGREEMENT, DATED AS OF NOVEMBER __, 2003 BETWEEN THE ISSUER AND HILCO CAPITAL LP, A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE ISSUER AND WILL BE FURNISHED TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN PUT RIGHTS AND EXCHANGE RIGHTS MORE FULLY SET FORTH IN THE WARRANT AGREEMENT.

                          EXERCISABLE ONLY ON OR BEFORE
                                NOVEMBER __, 2008


                               Warrant Certificate

This Warrant Certificate is one of the Warrant Certificates referred to in the Warrant Agreement, dated as of November __, 2003 between the NAVARRE CORPORATION, a Minnesota corporation (the "Issuer"), and HILCO CAPITAL LP (the "Warrant Agreement"). Such Warrant Agreement is hereby incorporated by reference and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Issuer and the holders. All defined terms used in this Warrant Certificate that are not otherwise defined herein shall have the meanings ascribed to them in the Warrant Agreement.

This Warrant Certificate certifies that HILCO CAPITAL LP, or its registered assigns, is the registered holder of Warrants (the "Warrants") to purchase __________ shares of "Common Stock" of the Issuer. Each Warrant evidenced hereby entitles the holder hereof, subject to the conditions set forth herein and in the Warrant Agreement, to purchase from the Issuer before 5:00 P.M., Chicago, Illinois time, on November __, 2008 (the "Expiration Date"), one (1) Validly Issued share of the Common Stock of the Issuer (the "Warrant Share") to the extent set forth in the Warrant Agreement, at a price of $________ per Warrant (the "Exercise Price"), upon surrender of this Warrant Certificate, execution of the annexed Form of Election to Purchase and payment of the

Exercise Price at the office of the Issuer at ________________________________, or such other address as the Issuer may specify in writing to the registered holder of the Warrants evidenced hereby (the "Warrant Office"). The Exercise Price and number of Warrant Shares purchasable upon exercise of the Warrants are subject to adjustment as set forth in the Warrant Agreement.

No Warrant may be exercised after 5:00 P.M., Chicago, Illinois time, on the Expiration Date and (except as otherwise provided in the Warrant Agreement) all rights of the registered holders of the Warrants shall cease after 5:00 P.M., Chicago, Illinois time, on the Expiration Date.

The Issuer may deem and treat the registered holders of the Warrants evidenced hereby as the absolute owners thereof (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and of any distribution to the holders hereof and for all other purposes, and the Issuer shall not be affected by any notice to the contrary.

Warrant Certificates, when surrendered at the office of the Issuer at the above-mentioned address by the registered holder hereof in Person or by a legal representative duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of a transfer of this Warrant Certificate at the office of the Issuer at the above-mentioned address, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued in exchange for this Warrant Certificate to the transferee(s) and, if less than all of the Warrants evidenced hereby are to be transferred, to the registered holder hereof, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.


                            [SIGNATURE PAGE FOLLOWS]

                     (SIGNATURE PAGE TO WARRANT CERTIFICATE)

         IN WITNESS WHEREOF the Issuer has caused this Warrant Certificate to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto.

                                               NAVARRE CORPORATION



                                               By:
                                                   --------------------------
                                               Name:
                                                     ------------------------
                                               Its:
                                                   --------------------------

                      ANNEX TO FORM OF WARRANT CERTIFICATE

                          FORM OF ELECTION TO PURCHASE

                    (To be executed upon exercise of Warrant)

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _____ Warrant Shares and herewith tenders payment for such Warrant Shares to the order of the Issuer in the amount of $_______________ in accordance with the terms hereof. The undersigned requests that a certificate for such Warrant Shares be registered in the name of _______________________________________________ whose address is
_____________________________________ and that such certificate be delivered to
___________________ whose address is ________________________. If said number of
Warrant Shares is less than all of the Warrant Shares purchasable under this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the remaining balance of the Warrant Shares be registered in the name of ______________________ whose address is ___________________________ and that such Warrant Certificate be delivered to _________________________ whose address is ________________________.


Signature:


------------------------------------------
(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

Date:
     -------------------------------------

                         EXHIBIT B TO WARRANT AGREEMENT

                                WARRANT REGISTER


Warrant              Original Number           Number of         Names and
Certificate          of Warrants and           Warrants          Addresses of
Number               Warrant Shares            Exercised         Warrant Holders

                                  SCHEDULE 2(e)

                               Registration Rights


None, except for those registration rights granted in connection with the BCI transaction.